UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On March 25, 2026, Generac Holdings Inc. (the “Company”, “we”, “us”, or “our”) announced its plan to reorganize its two reportable segments, effective March 31, 2026 (the “Reorganization”). Prior to the Reorganization, the Company’s two reportable segments were: Domestic and International. As a result of the Reorganization, the Company’s two reportable segments will be: Residential and Commercial & Industrial (“C&I”).

The Residential segment consists of the former Domestic segment, excluding the domestic C&I operations. The Residential segment reflects the Company’s ongoing strategy of delivering a broad range of backup power, energy technology solutions, and outdoor power equipment to a similar customer base with a synergistic go-to-market approach.

The C&I segment consists of the former International segment, plus the domestic C&I operations that are not part of the Residential segment. The C&I segment will focus on global growth opportunities across a diverse set of end markets, primarily for emergency backup power generators, mobile power generation and lighting products, battery energy storage systems, and related services.

As previously announced, on March 25, 2026, the Company will hold an investor day call which will provide additional information about the Reorganization. The presentation to be used during the call is posted to the Company’s investor relations website (the “Presentation”).

Beginning with its reporting for the first quarter of fiscal 2026, the Company will report financial results reflecting the Reorganization. The Reorganization is consistent with how the Company’s chief operating decision maker has assessed operating performance and allocated capital resources during the first quarter of fiscal 2026. The Reorganization had no impact on the Company’s historical consolidated financial position, results of operations, and cash flows.

The Company has recast certain previously reported segment financial information consistent with the Reorganization. The Company is furnishing within Exhibit 99.1 of this Current Report select unaudited financial information relating to the Reorganization for the previously reported twelve months ended December 31, 2025. The Company will furnish select recast unaudited financial information relating to the Reorganization for the previously reported quarters in fiscal 2025 with the Company’s next periodic report or sooner.

The Reorganization and the financial information presented in Exhibit 99.1 hereto does not represent a restatement of previously issued financial statements. The information in this Item 7.01, including the reference to the Presentation and Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Discussion of Non-GAAP Financial Measures

In Exhibit 99.1, we present Adjusted EBITDA, which is not in accordance with generally accepted accounting principles (“U.S. GAAP”). We present Adjusted EBITDA because this metric assists us in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Our management uses Adjusted EBITDA:

●	for planning purposes, including the preparation of our annual operating budget and developing and refining our internal projections for future periods;

●	to evaluate the effectiveness of our business strategies and as a supplemental tool in evaluating our performance against our budget for each period;

●	in communications with our board of directors and investors concerning our financial performance;

●	to evaluate prior acquisitions in relation to the existing business; and

●	to evaluate comparative net sales performance in prior and future periods.

We also use Adjusted EBITDA as a benchmark for the determination of the bonus component of compensation for our senior executives under our management incentive plans.

We believe that the disclosure of Adjusted EBITDA offers additional financial metrics which, when coupled with U.S. GAAP results and the reconciliation to U.S. GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business for securities analysts, investors and other interested parties in the evaluation of our company. We believe Adjusted EBITDA is useful to investors for the following reasons:

●
Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, tax jurisdictions, capital structures and the methods by which assets were acquired; and

●	by comparing our Adjusted EBITDA in different historical periods, our investors can evaluate our operating performance excluding the impact of certain items.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2026, at the recommendation of the Human Capital and Compensation Committee of the Board of Directors (the “Committee”), the Company approved certain incremental equity awards to be granted to Norm Taffe, the Company’s Executive Vice President and President, Generac Home, and Erik Wilde, the Company’s Executive Vice President and President, Domestic C&I. The equity award for Mr. Taffe includes an award of performance shares with a target value of $1 million to be granted on April 1, 2026, which will vest on the second anniversary of the grant date, subject to the achievement of certain performance metrics with a performance period ending December 31, 2027. The equity award for Mr. Wilde includes an award of performance shares with a target value of $2 million to be granted on April 1, 2026, which will vest on the third anniversary of the grant date, subject to the achievement of certain performance metrics with a performance period ending December 31, 2028. Messrs. Taffe and Wilde may earn 0% to 200% of the target performance share award based on the achievement of specified performance conditions unique to each award that were established by the Committee. Such awards are intended to align the interests of Messrs. Taffe and Wilde with the Company’s Generac Home and Domestic C&I initiatives, respectively.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description

99.1	The select recast unaudited financial information relating to the Reorganization for the twelve months ended December 31, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

	Name:	Raj Kanuru
Date: March 25, 2026	Title:	EVP, General Counsel & Secretary